SUB-ADMINISTRATION AGREEMENT

      THIS AGREEMENT is made as of this 23rd day of December, 2002, by and between Mercantile Capital Advisors, Inc., a Maryland corporation (the
"Administrator"), and SEI Investments Global Funds Services (the "Sub-Administrator"), a Delaware business trust.

      WHEREAS, the Administrator has entered into Administration Agreements, dated December 23, 2002, (the "Administration Agreements"), with Mercantile Absolute Return Fund LLC, Mercantile Alternative Strategies Fund LLC and Mercantile Long-Short Manager Fund LLC (each a "Fund" collectively, the "Funds"), each Fund is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of limited liability company interests (the "Interests"); and

      WHEREAS, the Administrator desires to retain the Sub-Administrator to assist it in performing administrative and accounting services to the Funds and the Sub-Administrator is willing to provide such services on the terms and conditions hereinafter set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Administrator and the Sub-Administrator hereby agree as follows:

      ARTICLE 1. Retention of the Sub-Administrator. The Administrator hereby retains the Sub-Administrator to furnish the Funds with accounting, administrative and recordkeeping services as set forth in this Agreement, and the Sub-Administrator hereby accepts such employment. The Sub-Administrator shall be deemed to be an independent contractor for all purposes herein.

      ARTICLE 2. Administrative and Accounting Services. The Sub-Administrator shall perform or arrange for and supervise the performance by others of the accounting and administrative services set forth in Schedule A hereto. In performing its duties under this Agreement, the Sub-Administrator will act in all material respects in accordance with each Fund's Limited Liability Company Agreement (the "LLC Agreement") and Offering Memorandum as they may be amended (provided copies are delivered to the Sub-Administrator). The Sub-Administrator
(i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Funds and (ii) shall not provide any investment advisory services to the Funds, and shall have no liability related to the foregoing. The Sub-Administrator shall provide the Funds with all necessary office space, equipment, supplies, personnel, compensation and facilities (including facilities for Members' and Board of Directors meetings) for providing such services identified in Schedule A. The Sub-Administrator may sub-contract with third parties to perform certain of the services to be performed by the Sub-Administrator hereunder; provided, however, that the Sub-Administrator shall remain principally responsible to the Administrator for the acts and omissions of such other entities. In meeting its duties hereunder, Sub-Administrator shall have the general authority to do all acts deemed in the Sub-Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement.

      ARTICLE 3.  Allocation of Charges and Expenses.

      (A) The Sub-Administrator. The Sub-Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Sub-Administrator shall also pay all compensation, if any, of officers of the Funds who are affiliated persons of the Sub-Administrator or any affiliated corporation of the Sub-Administrator; provided, however, that unless otherwise specifically provided, the Sub-Administrator shall not be obligated to pay the compensation of any employee of the Administrator retained by the Directors of the Funds to perform services on behalf of the Funds.

      (B) Fund Expenses. Each Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation and tender offer materials and notices to existing members, all expenses incurred in connection with issuing and redeeming Interests, the costs of pricing services, the costs of custodial services, the cost of initial and ongoing registration of the Interests under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Sub-Administrator or any affiliated corporation of the Sub-Administrator, the costs of Directors' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Funds. The Administrator shall reimburse the Sub-Administrator for its reasonable out-of-pocket expenses, including all reasonable charges for SAS 70 audit charges, and reasonable copying, postage, telephone, and fax charges incurred by the Sub-Administrator in the performance of its duties.

      ARTICLE 4. Compensation of the Sub-Administrator. The Administrator shall pay to the Sub-Administrator compensation at the annual rate specified in Schedule B to this Agreement until this Agreement is terminated in accordance with Article 6. Such compensation shall be calculated and accrued monthly, and paid to the Sub-Administrator quarterly, within 30 days of quarter-end, otherwise the Sub-Administrator shall be entitled to charge and/or set-off such amounts against any account of the Administrator. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Sub-Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Sub-Administrator's compensation for the preceding month shall be made promptly.

      ARTICLE  5.   Standard   of  Care;   Limitation   of   Liability   of  the
Sub-Administrator. The Sub-Administrator shall exercise due care and diligence to ensure the accuracy of all services performed under this Agreement. The duties of the Sub-Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder. The Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 5, the term "Sub-Administrator" shall include officers, employees and other agents of the Sub-Administrator as well as that entity itself.) Under no circumstances shall the Sub-Administrator be liable to the Administrator for consequential, indirect or punitive damages. So long as the Sub-Administrator, or its agents, acts without willful misfeasance, bad faith or gross negligence in the performance of its duties, and without reckless disregard of its obligations and duties hereunder, the Administrator assumes full responsibility and shall indemnify the Sub-Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of the Sub-Administrator in carrying out its duties hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      So long as the Administrator, or its agents, acts without willful misfeasance, bad faith or gross negligence in the performance of its duties, and without reckless disregard of its obligations and duties hereunder, the Sub-Administrator assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Sub-Administrator's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case a party hereunder (the "Indemnifying Party") is asked to indemnify or hold the other party harmless (the "Indemnified Party"), the Indemnified Party shall promptly notify and advise the Indemnifying Party of the pertinent facts concerning the situation in question, and the Indemnified Party will use all reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

      The Indemnifying Party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Indemnifying Party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any suit and retain counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it. If the Indemnifying Party does not elect to assume the defense of a suit, it will reimburse the Indemnified Party for reasonable fees and expenses of any counsel retained by the Indemnified Party.

      The Indemnified Party may apply to the Indemnifying Party at any time for instructions and may consult counsel for the Indemnifying Party or the Funds as applicable, or its own counsel and with each Fund's accountants and other experts, at the Indemnifying Party's expense, with respect to any matter arising in connection with the Indemnified Party's duties. The Indemnified Party shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

      Also, the Indemnified Party shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper authorized person or persons. Nor shall the Indemnified Party be held to have notice of any change of authority of any officers, employee or agent of the Indemnifying Party until receipt of written notice thereof from the Indemnifying Party.

      Nothing herein shall make the Indemnified Party liable for the performance or omissions of unaffiliated third parties not under the Indemnified Party's reasonable control unless the Indemnified Party has delegated its duties hereunder to such third party such as, by way of example and not limitation, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services.

      The Sub-Administrator is entitled to rely on the price information provided by the underlying funds in which the Funds invest, and brokers in order to calculate each Fund's net asset value and the Sub-Administrator shall not be liable for any valuation errors resulting from the use of such information, provided the Sub-Administrator complies with the valuation procedures described in the prospectus and adopted by each Fund.

      ARTICLE 6. Duration and Termination of this Agreement. This Agreement shall become effective on the date set forth in Schedule B hereto and shall remain in effect for the full duration of the Initial Term and each Renewal Term, each as set forth in Schedule B, unless terminated in accordance with the provisions of this Article 6. This Agreement may be terminated only: (a) by either party at the end of the Initial Term or the end of any Renewal Term on 90 days prior written notice; (b) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 45 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to any Fund, effective upon the liquidation of such Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of a Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the members in complete liquidation of the interests of such members.

      ARTICLE 7. Activities of the Sub-Administrator. The services of the Sub-Administrator rendered to the Administrator are not to be deemed to be exclusive. The Sub-Administrator is free to render such services to others and to have other businesses and interests.

      ARTICLE 8. Proprietary and Confidential Information. The Sub-Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information all records and other information relative to the Administrator and its affiliates received by the Sub-Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that Sub-Administrator may disclose such information as required by law, or after prior notification to and approval in writing by the Administrator, which approval may not be withheld where the Sub-Administrator may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

      ARTICLE 9. Certain Records. The Sub-Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the
Sub-Administrator on behalf of the Administrator shall be prepared and maintained at the expense of the Sub-Administrator, but shall be the property of the Administrator and will be made available to or surrendered promptly to the Administrator on request.

      In case of any request or demand for the inspection of such records by another party, the Sub-Administrator shall notify the Administrator and follow the Administrator's instructions as to permitting or refusing such inspection; provided that the Sub-Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Administrator has agreed to indemnify the Sub-Administrator against such liability.

      ARTICLE 10. Compliance with Governmental Rules and Regulations. The Sub-Administrator undertakes to comply in all material respects with applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, the USA Patriot Act and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Sub-Administrator hereunder including any applicable anti-money laundering laws and regulations.

      ARTICLE 11. Internet Access. Data and information may be made electronically accessible to the Administrator and each Fund's investment manager and/or investment advisers through Internet access to one or more links provided by the Sub-Administrator ("Web Link"). All rights in Web Link (including text and "look and feel" attributes) are owned by the Sub-Administrator. Any commercial use of the content or any other aspect of Web Link requires the written permission of the Sub-Administrator. Use of the Web Link by the Administrator or its agents will be subject to any terms of use set forth on the web site. Web Link and the information (including text, graphics and functionality) in the Web Link is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Sub-Administrator neither warrants that the Web Link will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Link.

      ARTICLE 12. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      ARTICLE 13. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party.

      ARTICLE 14. Agreement for Sole Benefit of the Sub-Administrator and the Administrator. This Agreement is for the sole and exclusive benefit of the Sub-Administrator and the Administrator and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Sub-Administrator or the Administrator. The clients or customers of the Sub-Administrator or the Administrator will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Sub-Administrator by reason of this Agreement and each party hereto agrees to indemnify and hold harmless the other party from any claims of its clients or customers against the other party including any attendant expenses and attorneys' fees, based on this Agreement or the services provided hereunder.

      ARTICLE 15. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

      ARTICLE 16. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Administrator at: Attention: Fund Administration, Two Hopkins Plaza, Baltimore, MD 21201; and if to the Sub-Administrator, Attention: General Counsel, One Freedom Valley Drive, Oaks, Pennsylvania, 19456.

      ARTICLE 17. Force Majeure. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the reasonable control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

      ARTICLE 18. Equipment Failures and Business Continuity and Disaster Recovery Plan. The Sub-Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment and shall seek to reasonably ensure that the appropriate equipment is available. The Sub-Administrator shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this

Agreement. Upon the Administrator's reasonable request, the Sub-Administrator shall provide supplemental information concerning aspects of the disaster recovery and business continuity plan that are relevant to the services provided hereunder. In the event of equipment failures beyond the Sub-Administrator's reasonable control, the Sub-Administrator shall take commercially reasonable and prompt steps to minimize service interruptions and shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize service interruptions but shall have no liability for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

      ARTICLE 19. Definitions of Certain Terms. The term "affiliated person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

      ARTICLE 20. Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

      ARTICLE 21. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles therof, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      ARTICLE 22. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      ARTICLE 23. Binding Agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

      ARTICLE 24. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


MERCANTILE CAPTIAL ADVISORS, INC.


By:/s/ John J. Pileggi
   -------------------------------
Name:  John J. Pileggi
Title:  President



SEI INVESTMENTS GLOBAL FUNDS SERVICES


By:/s/ John Munch
   -------------------------------
Name: John Munch
Title:  Vice President

                                   SCHEDULE A

                                LIST OF SERVICES

1. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

     The Sub-Administrator will perform the following accounting services with respect to each portfolio:

      (i)   Journalize investment, capital and income and expense activities;

      (ii) Receive investment activity for hedge fund-of-fund investments from investment adviser in written form and facilitate notification and wire movement process to such funds;

      (iii) Receive buy/sell trade tickets from the Advisers, process the activity on the books and records of the Funds and reconcile such activity with each Fund's custodian;

      (iv) Maintain individual ledgers for each investment fund in which the Funds are invested and use valuations provided by the underlying funds in which the Funds are invested or as reported by the Advisers;

      (v)   Maintain historical tax lots for each security;

      (vi) Record and reconcile corporate action activity and all other capital changes;

      (vii) Reconcile cash and investment balances of each Fund with each Fund's custodian(s), and provide the Advisers with the beginning cash balance available for investment purposes;

      (viii)Calculate  contractual  expenses,   including  management  fees  and
            incentive fee, as applicable, in accordance with each Fund's confidential memorandum;

      (ix) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms;

      (x) Monitor the expense accruals and notify the Administrator of any proposed adjustments;

      (xi) Control all disbursements and authorize such disbursements from each Fund's account with the custodian(s) upon written instructions from Manager or any other person duly authorized by the Manager to give such instructions on behalf of the Funds;

      (xii) Calculate capital gains and losses;

      (xiii) Determine net income;

      (xiv) Determine applicable foreign exchange gains and losses on payables and receivables, if applicable;

      (xv) Transmit or mail copy of the monthly portfolio valuation to the Adviser;

      (xvi) Arrange for the computation of the net asset value in accordance with the provisions of each Fund's LLC Agreement and prospectus; and

     (xvii) As appropriate, compute total return and expenses.

    (xviii) Maintain records and other information necessary on a book basis to facilitate the preparation of each Fund's tax returns and tax information reports to the Members by the audit firm.


2. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

   The Sub-Administrator will perform the following administration services if required with respect to each portfolio:

      (i)   Prepare monthly security transaction listings;

      (ii) Supply various normal and customary fund statistical data as requested on an ongoing basis;

      (iii) Prepare and file each Fund's Annual and Semi-Annual Reports with the SEC on Form N-SAR via EDGAR;

      (iv) Coordinate with the Administrator with respect to the printing and mailing of each Fund's annual and semi-annual shareholder reports; and

      (v) Provide such fund accounting and financial reports in connection with quarterly meetings of the Board of Directors as are required or as the Board may reasonably request;

      (vi) Manage the tender offer process, including distribute tender offers, track Member responses and tabulate tender offer results;

      (vii) Provide individuals to serve as officers of the Funds, as requested;

     (viii) Coordinate   with  the  Funds'   counsel  on  reviewing  and  filing
            registration statements and tender offers, and coordinate printing and delivery of prospectus and tender offers;

      (ix) Coordinate the Funds' Board of Director's schedule, agenda and production of Board meeting materials, and attend Board meetings (if requested);

      (x) Coordinate the preparation, review and execution of contracts between the Funds and third parties;

      (xi)  Coordinate  as  necessary  the   registration  or  qualification  of
            Interests   of  each  Fund   with   appropriate   state   securities
            authorities.

     (xii) Provide compliance services for the Funds as follows:

            a) Provide back-end, quantitative compliance testing as mutually agreed to by the Administrator and Sub-Administrator from time to time; provided, however, that the Administrator acknowledges that the sub-advisers are responsible for ensuring the Funds' compliance with the 1940 Act and the investment policies and restrictions listed in the Funds' prospectuses;

            b) Research and report compliance exceptions to such persons as the Administrator directs;

            c) Collect and report to the Administrator and the Board on a quarterly basis information related to transactions reportable under the 1940 Act and Fund procedures;

            d) Provide 1940 Act portfolio compliance training for the Funds' investment advisers and compliance personnel once a year at the Sub-Administrator's headquarters or such other place as the parties may agree.

     (xiii) Provide anti-money laundering compliance and recordkeeping services for the Funds as required by the Funds' Anti-Money Laundering ("AML") Program and applicable regulatory requirements. These services include:


            (a) Verify Member identity upon opening new accounts in accordance with Section 326 of the Act and any regulations thereunder.

            (b) Monitor Member transactions and identify and report suspicious activities that are required to be so identified and reported, in each case consistent with the Funds' AML Programs.

            (c) Submit all financial transactions through the Office of Foreign Asset Control ("OFAC") database and FinCEN's (formerly the Securities and Exchange Commission's) Control List.

            (d) Follow the Funds' third party check policies. Under no circumstance will SEI or its designee accept a corporate third party check.

            (c) Place holds on transactions in Member accounts or freeze assets in Member accounts, as provided in the Funds' AML Programs and in accordance with the Act and OFAC, subject to the provisions of this Amendment.

            (d) Maintain all records or other documentation related to Member accounts and transactions therein that are required to be prepared and maintained pursuant to the Funds' AML Programs, and make the same available for inspection by (i) the Funds' AML Compliance Officer, (ii) any auditor of the Funds' AML Program or related procedures, policies or controls that has been designated by the Funds in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Funds' AML Compliance Officer.

            (e) Perform such other related services as may be required by applicable law as to the Funds' AML Programs.

      (xiv) Perform such additional administrative duties relating to the administration of the Funds as may subsequently be agreed upon in writing between the Administrator and the Sub-Administrator.

3. DESCRIPTION OF INVESTOR SERVICES ON A CONTINUOUS BASIS.

   The Sub-Administrator will perform the following functions:

      (i) Maintain the register of Members and enter on such register all issues, transfers and repurchases of interests in each Fund;

      (ii) Arrange for the calculation of the issue and repurchase prices of interests in each Fund in accordance with the Fund's LLC Agreement;

      (iii) Allocate income, expenses, gains and losses to individual Members' capital accounts in accordance with each Fund's LLC Agreement;

      (iv)  Calculate  the Incentive  Allocation in accordance  with each Fund's
            LLC  Agreement  and  reallocate   corresponding   amounts  from  the
            applicable Members' accounts to the Adviser's account; and

      (v) Coordinate the annual mailing of Form K-1 prepared by the audit firm to each Member in accordance with applicable tax regulations.

      (vi) Provide statements to Members on a monthly basis or as frequently as may otherwise be agreed that set forth the value of and appropriate detail for the Members' Interests in each Fund

                               [END OF SCHEDULE A]

                                   SCHEDULE B

                                 Fees & EXPENSES

Administration, Accounting Services and Investor Servicing Fee (Monthly Valuation):

Asset Based Fees - calculated on the net assets of the Fund

----------------------------------------
ASSET LEVEL                 PER FUND
----------------------------------------
FIRST $500 MILLION           10 BP
----------------------------------------
EXCESS OF $500 MILLION        8 BP
----------------------------------------


Annual Minimum Fees - calculated monthly and paid quarterly
----------------------------------------
                            PER FUND
----------------------------------------
MINIMUM                     $60,000
----------------------------------------




INVESTOR SERVICING FEE:   Annual charge of $20,000 per Fund (1/4th payable each
                          quarter), plus:
                           o    $40 annual per investor account charge
                           o $25 per new investor set up charge (one-time), plus
                           o    $12 per investor transaction


OTHER: All reasonable out of pocket expenses (i.e., blue sky fees, fulfillment charges, pricing service fees, postage, independent board members, registration fees, facsimile and telephone charges) incurred by the Sub-Administrator on behalf of the Fund(s) would be billed to the Fund(s) quarterly in arrears.


TERM: This Agreement shall become effective on January 1, 2003 and shall remain in effect through December 31, 2005 "Initial Term") and, thereafter, for successive terms of 1 year each (each a "Renewal Term"), unless and until this Agreement is terminated in accordance with the provisions of Article 6 hereof.


                               [END OF SCHEDULE B]


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